Exhibit 5.1

May 26, 2026

Editas Medicine, Inc.

11 Hurley Street

Cambridge, MA 02141

Re:	Editas Medicine, Inc.

Ladies and Gentlemen:

This opinion is being furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-277471) originally filed by Editas Medicine, Inc., a Delaware corporation (the “Company”), on February 28, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, both filed with the Commission on March 5, 2025, for the registration of, among other things, shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and warrants to purchase shares of Common Stock, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $350,000,000, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”), together with a related Registration Statement on Form S-3 (File No. 333-296213) filed by the Company with the Commission on May 26, 2026 pursuant to Rule 462(b) under the Securities Act, which became effective upon filing (collectively, the “Registration Statement”); and (ii) the prospectus supplement, dated May 26, 2026 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectuses”), relating to the issuance and sale pursuant to the Registration Statement of 55,555,556 shares of Common Stock (the “Shares”) and accompanying common stock warrants (the “Common Stock Warrants”) to purchase up to 55,555,556 shares of Common Stock (or pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants” and together with the Common Stock Warrants, the “Warrants”) in lieu thereof). The Shares and the Common Stock Warrants are collectively referred to herein as the “Securities”. The shares of Common Stock issuable upon exercise of the Common Stock Warrants (including any shares of Common Stock issuable upon exercise of Pre-Funded Warrants originally issued upon exercise of Common Stock Warrants) are herein referred to as the “Warrant Shares.”

The Securities are to be offered and sold by the Company pursuant to an underwriting agreement, dated May 26, 2026 (the “Underwriting Agreement”), by and among the Company and Cantor Fitzgerald & Co. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein, which is being filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined and relied upon a signed copy of the Registration Statement and copies of the Prospectuses, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the forms of Warrants, minutes of meetings and actions of the stockholders and the Board of Directors of the Company, including the committees thereof, as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents, instruments and certificates as we have deemed necessary for the purposes of rendering the opinions hereinafter set forth.

Editas Medicine, Inc.

May 26, 2026

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of such agreement on the validity or enforceability of any other provision thereof, (d) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (e) which provides that the terms of such agreement may not be waived or modified except in writing, (f) relating to choice of law or consent to jurisdiction, (g) requiring the payment of penalties, consequential damages or liquidated damages or (h) with respect to any matters which require the performance of a mathematical calculation or the making of a financial or accounting determination.

We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

Editas Medicine, Inc.

May 26, 2026

2.	The Common Stock Warrants have been duly authorized by the Company and, when the Common Stock Warrants are executed by the Company and delivered and paid for in accordance with the terms and conditions of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company.

3.	The Pre-Funded Warrants have been duly authorized by the Company and, when the Pre-Funded Warrants are issued and paid for upon exercise of the Common Stock Warrants in accordance with the terms of the Common Stock Warrants, will constitute valid and legally binding obligations of the Company.

4.	The Warrant Shares have been duly authorized and reserved for issuance and, when issued and paid for upon exercise in accordance with the terms of the applicable Warrant, will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Securities and to the use of our name therein and in the Prospectuses under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Wilmer Cutler Pickering Hale and Dorr LLP
WILMER CUTLER PICKERING HALE AND DORR LLP